UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the stockholders of The Valspar Corporation (the “Corporation”) approved The Valspar Corporation 2009 Omnibus Equity Plan (the “Omnibus Plan”), which our Board of Directors adopted on December 10, 2008, subject to stockholder approval. Prior to adoption, we had awarded stock options and restricted stock under our 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors, Key Employee Restricted Stock Plan and 2001 Stock Incentive Plan (together, the “Prior Plans”). Under the Prior Plans, we had four separate share reserves, totaling 5,218,903 shares of common stock, for issuance pursuant to stock options and restricted stock granted to participants under the Prior Plans. With the adoption of the Omnibus Plan, no further awards will be made under the Prior Plans. Nevertheless, any award earlier granted under a Prior Plan will continue to be governed by the terms of that plan.

The purpose of the Omnibus Plan is to increase stockholder value and to advance the interests of the Corporation by furnishing a variety of incentives designed to attract, retain and motivate key employees and consultants of the Corporation and its subsidiaries and directors of the Corporation. The Omnibus Plan will replace the Prior Plans with a single plan that permits significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with stockholder value.

Our Compensation Committee will administer the Omnibus Plan and will have complete authority to award incentives, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. The committee’s decisions on matters relating to the Omnibus Plan are final and conclusive on the Corporation and the participants. Officers of the Corporation, employees of the Corporation or a subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Corporation or a subsidiary are eligible to receive incentives under the Omnibus Plan when designated by the committee.

No new shares of common stock were reserved in connection with the adoption of the Omnibus Plan. Accordingly, the aggregate number of shares of our common stock available for awards made under the Omnibus Plan will be 5,218,903, which is the total number of shares currently reserved under all the Prior Plans. If an incentive granted under the Omnibus Plan (or previously granted under any of the Prior Plans) expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the Omnibus Plan pursuant to another incentive award, subject to the plan’s share counting requirements for incentives other than stock options or stock appreciation rights (SARs).

The Omnibus Plan permits the granting of incentives in any one or a combination of the following forms:

•	non-qualified stock options which are not intended to qualify under Section 422 of the Internal Revenue Code

•	SARs payable in shares of common stock

•	restricted stock and restricted stock units

•	performance awards of cash, stock or property

•	stock awards

The Omnibus Plan is described in detail in our 2009 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 16, 2009 in connection with the Annual Meeting of Stockholders on February 25, 2009. The descriptions of the Omnibus Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Omnibus Plan attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Valspar Corporation 2009 Omnibus Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION
Dated: March 3, 2009	/s/ Rolf Engh
	Name: Title:	Rolf Engh Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Valspar Corporation 2009 Omnibus Equity Plan